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                                                                       EXHIBIT 5

                        ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW
                            One Independence Center
                          101 N. Tryon St., Suite 1900
                              Charlotte, NC 28246
                            Telephone: 704-377-8355
                               Fax: 704-373-3955

                                  May 23, 2002


aaiPharma Inc.
2320 Scientific Park Drive
Wilmington, North Carolina 28405

Re: Registration Statement on Form S-8 of aaiPharma Inc.

Ladies and Gentlemen:

         We have served as counsel to aaiPharma Inc., a Delaware corporation, formerly Applied Analytical Industries, Inc. (the "Corporation"), in connection with the preparation by the Corporation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of (i) up to 2,250,000 shares of the Corporation's common stock, $.001 par value per share (the "1997 Plan Shares"), to be issued by the Corporation pursuant to the aaiPharma Inc. 1997 Stock Option Plan (the "1997 Plan") and the related options under the 1997 Plan, and (ii) up to 250,000 shares of the Corporation's common stock, $.001 par value per share (the "2000 Plan Shares," and collectively with the 1997 Plan Shares, the "Shares") to be issued by the Corporation pursuant to the aaiPharma Inc. 2000 Non-Employee Director Stock Option Plan (the "2000 Plan;" and collectively with the 1997 Plan, the "Plans"), and the related options under the 2000 Plan.

         We have examined the Plans, the Amended and Restated Certificate of Incorporation of the Corporation and the amendments thereto listed as exhibits to the Registration Statement (the "Charter"), the Amended Bylaws of the Corporation listed as an exhibit to the Registration Statement (the "Bylaws"), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed (i) the authority and genuineness of all signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold by the Corporation pursuant to the terms and conditions of the respective Plans, and upon payment of the consideration payable therefor pursuant to the respective Plans, will be legally issued, fully paid and nonassessable and will represent validly authorized and outstanding shares of common stock of the Corporation.

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aaiPharma Inc.
May 23, 2002
Page 2
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         We have assumed that the Corporation and those officers, employees and non-employee directors that may receive options to purchase Shares under the Plans will have complied with the relevant requirements of the Plans and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

         The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

         The foregoing opinions are limited to the corporate laws of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          ROBINSON, BRADSHAW & HINSON, P.A.

                                          /s/ Robinson, Bradshaw & Hinson, P.A.